                                                                     Exhibit 4.1



                       AMENDMENT NO. 5 TO CREDIT AGREEMENT


       THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT, is dated as of September 28, 2001 (this "Amendment"), among the following:

       (i) ALLEN TELECOM INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower");

       (ii) the Lenders party to the Credit Agreement, as hereinafter defined;

       (iii) BANK ONE, MICHIGAN (successor in interest to NBD Bank) as a Lender and as Documentation Agent (the "Documentation Agent"); and

       (iv) KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender and as the Administrative Agent and the Collateral Agent under the Credit Agreement (the "Administrative Agent"):

       PRELIMINARY STATEMENTS:

       (1) The Borrower, the Lenders, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement, dated as of December 31, 1998 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"; the terms defined therein are used herein as so defined).

       (2) The parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

       NOW, THEREFORE, the parties hereby agree as follows:

       Section 1. AMENDMENTS.

       1.1. AMENDED DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "APPLICABLE FACILITY FEE RATE", "PERMITTED ACQUISITION" and "UCC" therefrom and to insert in place thereof, respectively, the following:

            "APPLICABLE FACILITY FEE RATE" shall mean:

            (a) for any date prior to September 28, 2001, as determined in accordance with section 4.1(a)(ii) of this Agreement as in effect prior to September 28, 2001;

            (b) from September 28, 2001 through November 30, 2001, 50 basis points; and

            (c) commencing with the fiscal quarter of the Borrower ended September 30, 2001, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Leverage Ratio. Changes in the Applicable Facility Fee Rate shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to section 8.1(a) or (b) of the financial statements of the Borrower; PROVIDED,

       HOWEVER, that, notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, during any period when (i) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or (b), (ii) a Default under section 10.1(a) shall have occurred and be continuing, or (iii) an Event of Default shall have occurred and be continuing, the Applicable Facility Fee Rate shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Leverage Ratio at such time. Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determinations by the Administrative Agent shall be conclusive and binding absent manifest error.

            "PERMITTED ACQUISITION" shall mean and include any Acquisition that:

            (a) is not actively opposed by the Board of Directors (or similar governing body) of the selling Person or the Person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing;

            (b) if such Acquisition involves cash consideration, including cash consideration to be used to prepay or otherwise retire any Indebtedness of the business being acquired, whether such cash consideration is payable immediately or on a deferred or contingent basis ("CASH CONSIDERATION"), then, unless the Required Lenders specifically approve or consent to such Acquisition in writing, (i) for any period prior to September 28, 2001, the aggregate Cash Consideration for such Acquisition does not and will not aggregate in excess of $20,000,000, and (ii) on and after September 28, 2001, no Acquisition may be made by the Borrower if such Acquisition involves any Cash Consideration, EXCEPT the Borrower may make the Target Acquisition so long as (A) the Target Acquisition shall have been completed on or before December 31, 2001, and (B) prior to or concurrently with the consummation of the Target Acquisition, the Borrower shall have received the proceeds of the issuance of additional equity of the Borrower, which proceeds shall have been (1) in an amount greater than or equal to 2.5 times the Cash Consideration to be paid in connection with the Target Acquisition, and (2) applied by the Borrower (after deducting taxes, fees and expenses actually paid in connection with the issuance of such equity) on the date such proceeds are received to (y) repay any Loans outstanding on such date, or (z) pay all or a portion of the Cash Consideration for the Target Acquisition;

            (c) if such Acquisition results in any new Subsidiary or Subsidiaries of the Borrower, there are no holder or holders of minority equity interests therein; and

            (d) after giving effect thereto, the Borrower would be in compliance, on a PRO FORMA basis, with the financial covenants contained in sections 9.8, 9.9, 9.10 and 9.11.

       The term Permitted Acquisition does not include any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

            "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

       1.2. NEW DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

            "ADJUSTED COVENANT DATE" shall mean the date upon which the Target Acquisition shall have been consummated in accordance with section 9.2(c) hereof.

            "APPLICABLE MARGIN" shall mean:

            (a) for any date prior to September 28, 2001, as determined in accordance with section 2.8(h) of this Agreement as in effect prior to September 28, 2001;

            (b) from September 28, 2001 through November 30, 2001, (i) 250 basis points for General Revolving Loans that are Eurocurrency Loans, and (ii) 50 basis points for General Revolving Loans that are Prime Rate Loans; and

            (c) commencing with the fiscal quarter of the Borrower ended September 30, 2001, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Leverage Ratio. Changes in the Applicable Margin shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to section 8.1(a) or (b) of the financial statements of the Borrower; PROVIDED, HOWEVER, that, notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, during any period when (i) the Borrower shall have failed to timely deliver its financial statements referred to in section 8.1(a) or (b), (ii) a Default under section 10.1(a) shall have occurred and be continuing, or (iii) an Event of Default shall have occurred and be continuing, the Applicable Margin for Loans shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Leverage Ratio at such time. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determinations by the Administrative Agent shall be conclusive and binding absent manifest error.

            "CONSOLIDATED CURRENT ASSETS" shall mean, at any date, current assets, as determined on a Consolidated basis and in accordance with GAAP.

            "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any date, current liabilities, as determined on a Consolidated basis and in accordance with GAAP, PROVIDED THAT, included in Consolidated Current Liabilities shall be (i) the aggregate outstanding principal amount of all Loans, (ii) the aggregate amount of the Letter of Credit Outstandings, and (iii) the aggregate outstanding principal amount of the Senior Notes.

            "FIXED CHARGE COVERAGE RATIO" shall mean, for the most recently completed Testing Period, the ratio of (a) Consolidated EBITDA for such Testing Period, LESS Consolidated Capital Expenditures for such Testing Period, to (b) the sum of Consolidated Interest Expense, Consolidated Income Tax Expense and the aggregate amount expended in cash or property (other than capital stock of the Borrower which is not Redeemable Stock) for Dividends, for such Testing Period, PLUS the amount representing the current portion (determined in accordance with GAAP) of its Consolidated Total Long Term Debt as of the end of such Testing Period.

            "INTEREST COVERAGE RATIO" shall mean, for the most recently completed Testing Period, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

            "LEVERAGE RATIO" shall mean, for the most recently completed Testing Period, the ratio of (a) Consolidated Total Debt as of the end of the most recently completed fiscal quarter to (b) Consolidated EBITDA.

            "LIQUIDITY RATIO" shall mean, for the most recently completed Testing Period, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

            "PRICING GRID TABLE" shall mean the following pricing grid table:


                               PRICING GRID TABLE
                           (Expressed in Basis Points)

       -------------------------------------------------------------------------------------------------------------

                                              Applicable Margin       Applicable Margin             Applicable
                                              for Eurocurrency         for Prime Rate            Facility Fee Rate
                 Leverage Ratio                     Loans                   Loans

       -------------------------------------------------------------------------------------------------------------
         Greater than 4.00 to 1.00                 300.00                    100.00                   50.00
       -------------------------------------------------------------------------------------------------------------
         Greater than 3.50 to 1.00                 275.00                     75.00                   50.00
         but less than or equal to
         4.00 to 1.00
       -------------------------------------------------------------------------------------------------------------
         Greater than 3.00 to 1.00                 250.00                     50.00                   50.00
         but less than or equal to
         3.50 to 1.00

       -------------------------------------------------------------------------------------------------------------
         Greater than 2.50 to 1.00                 225.00                      0.00                   37.50
         but less than or equal to
         3.00 to 1.00
       -------------------------------------------------------------------------------------------------------------
         Greater than 2.00 to 1.00                 200.00                      0.00                   37.50
         but less than or equal to
         2.50 to 1.00
       -------------------------------------------------------------------------------------------------------------
         Less than or equal to 2.00                175.00                      0.00                   25.00
         to 1.00
       -------------------------------------------------------------------------------------------------------------

            "TARGET ACQUISITION" shall mean the acquisition by the Borrower of substantially all of the net assets of the Person identified by the Borrower in the materials distributed to the Lenders on September 19, 2001, on terms and conditions consistent with those set forth in such materials.

            1.3. DELETED DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to delete the following definition: "APPLICABLE
EUROCURRENCY MARGIN".

            1.4. AMENDMENT TO SECTION 2.8. Section 2.8 of the Credit Agreement is hereby amended to delete subparts (a), (b) and (h) therefrom and to insert in place thereof the following:

            (a) INTEREST ON PRIME RATE LOANS. The unpaid principal amount of each General Revolving Loan or Swing Line Revolving Loan that is a Prime Rate Loan shall bear interest from the date of the Borrowing thereof (including any date of Conversion or Redenomination thereof) until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Applicable Margin PLUS the Prime Rate from time to time in effect.

            (b) INTEREST ON EUROCURRENCY LOANS. The unpaid principal amount of each General Revolving Loan that is a Eurocurrency Loan shall bear interest from the date of the Borrowing thereof (including any Continuation, Conversion or Redenomination thereof) until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times during the Interest Period applicable thereto be the Applicable Margin for such Eurocurrency Loan PLUS the relevant Adjusted Eurocurrency Rate for such Interest Period.

            (h) [Intentionally Deleted].

       1.5. AMENDMENT TO SECTION 4.1. The Credit Agreement is hereby amended to delete subpart (ii) from section 4.1(a) thereof and to insert in place thereof the following:

                (ii) [Intentionally Deleted].

       1.6. AMENDMENT TO CERTAIN FINANCIAL COVENANTS. Sections 9.6, 9.7, 9.8, 9.9, 9.10 and 9.11 of the Credit Agreement are hereby amended such that, for any date prior to September 30, 2001, the Borrower shall be required to comply with such sections as in effect prior to the Amendment Effective Date (as defined below), and, on September 30, 2001 and thereafter, such sections shall be amended in their entirety to read, respectively, as follows:

            9.6. DIVIDENDS, ETC. The Borrower will not (a) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise (collectively "DIVIDENDS"), or (b) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower (collectively, "STOCK REPURCHASES"), UNLESS, immediately prior to and immediately after giving effect to any such action, (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with section 9.7, (iii) the Leverage Ratio shall be less than
       3.00 to 1.00, and (iii) the Interest Coverage Ratio shall be greater than
       2.00 to 1.00.

            9.7. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than $216,585,000, EXCEPT that (i) effective as of the end of the Borrower's fiscal quarter ended on or nearest to June 30, 2001, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be adjusted as herein provided) shall be positively increased by 50% of the

       Consolidated Net Income of the Borrower for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be adjusted as herein provided) shall be increased by an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after June 30, 2001 (other than any sale or issuance to management or employees or employee benefit plans pursuant to employee benefit plans of general application), (iii) the foregoing amount (as it may from time to time be adjusted as herein provided) shall be positively increased by 75% of the increase in Consolidated Net Worth attributable to the issuance, subsequent to June 30, 2001, of common stock or other equity interests as consideration in any Acquisitions permitted under section 9.2, and (iv) the foregoing amount (as it may from time to time be adjusted as herein provided) shall be decreased (but not by more than a maximum of $50,000,000) by 100% of the aggregate value of the consideration paid by the Borrower and its Subsidiaries in cash or property for Stock Repurchases made after December 31, 1999.

            9.8. LEVERAGE RATIO. The Borrower shall not permit at any time the Leverage Ratio to exceed the maximum permitted for any Testing Period (depending upon whether or not the Adjusted Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:

                                                                   MAXIMUM AMOUNT               MAXIMUM AMOUNT
                                                               PERMITTED PRIOR TO THE       PERMITTED ON AND AFTER
                            TIME PERIOD                          ADJUSTED COVENANT           THE ADJUSTED COVENANT
                                                                        DATE                         DATE
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2001 through December 30, 2001               3.60 to 1.00                 3.15 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2001 through March 30, 2002                   3.75 to 1.00                 3.40 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2002 through June 29, 2002                       4.25 to 1.00                 3.75 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2002 through September 29, 2002                   4.30 to 1.00                 3.75 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2002 through December 30, 2002               3.75 to 1.00                 3.15 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2002 through March 30, 2003                   3.45 to 1.00                 3.00 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2003 through June 29, 2003                       3.10 to 1.00                 3.00 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2003 and thereafter                               3.00 to 1.00                 3.00 to 1.00
       ----------------------------------------------------------------------------------------------------------------

            9.9. MINIMUM CONSOLIDATED EBITDA. The Borrower shall not permit at any time Consolidated EBITDA for its Testing Period most recently ended to be less than the minimum amount required (depending upon whether or not the Adjusted Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:


       ----------------------------------------------------------------------------------------------------------------
                                                                  MINIMUM AMOUNT                 MINIMUM AMOUNT
                                                               REQUIRED PRIOR TO THE          REQUIRED ON AND AFTER
                          TIME PERIOD                            ADJUSTED COVENANT            THE ADJUSTED COVENANT
                                                                        DATE                          DATE
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2001 through December 30, 2001               $48,200,000                   $47,200,000
       ----------------------------------------------------------------------------------------------------------------


         December 31, 2001 through March 30, 2002                   $43,000,000                   $41,700,000
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2002 through June 29, 2002                       $37,800,000                   $37,700,000
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2002 through September 29, 2002                   $37,400,000                   $38,100,000
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2002 through December 30, 2002               $40,500,000                   $41,400,000
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2002 through March 30, 2003                   $43,600,000                   $47,500,000
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2003 through June 29, 2003                       $48,000,000                   $55,000,000
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2003 through September 29, 2003                   $50,000,000                   $55,000,000
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2003 through December 30, 2003               $52,500,000                   $55,000,000
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2003 and thereafter                           $55,000,000                   $55,000,000
       ----------------------------------------------------------------------------------------------------------------

            9.10. FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit at any time the Fixed Charge Coverage Ratio to be less than the minimum required for any Testing Period (depending upon whether or not the Adjusted Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:

       ----------------------------------------------------------------------------------------------------------------
                                                                 MINIMUM REQUIRED              MINIMUM REQUIRED ON
                                                               PRIOR TO THE ADJUSTED         AND AFTER THE ADJUSTED
                        TIME PERIOD                                COVENANT DATE                 COVENANT DATE
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2001 through December 30, 2001               1.70 to 1.00                 1.50 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2001 through March 30, 2002                   1.25 to 1.00                 1.25 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2002 through June 29, 2002                       1.07 to 1.00                 1.15 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2002 through September 29, 2002                   1.00 to 1.00                 1.10 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2002 through December 30, 2002               1.00 to 1.00                 1.10 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2002 through March 30, 2003                   1.03 to 1.00                 1.25 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2003 through June 29, 2003                       1.15 to 1.00                 1.40 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2003 through September 29, 2003                   1.25 to 1.00                 1.45 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2003 through December 30, 2003               1.30 to 1.00                 1.50 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2003 and thereafter                           1.50 to 1.00                 1.50 to 1.00
       ----------------------------------------------------------------------------------------------------------------

            9.11. LIQUIDITY RATIO. The Borrower shall not permit at any time the Liquidity Ratio to be less than the minimum required for any Testing Period (depending upon whether or not the Adjusted Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:

       ----------------------------------------------------------------------------------------------------------------
                                                                 MINIMUM REQUIRED            MINIMUM REQUIRED ON
                                                               PRIOR TO THE ADJUSTED        AND AFTER THE ADJUSTED
                              TIME PERIOD                          COVENANT DATE                COVENANT DATE
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2001 through December 30, 2001               0.95 to 1.00                 1.05 to 1.00
       ----------------------------------------------------------------------------------------------------------------

         December 31, 2001 through March 30, 2002                   0.95 to 1.00                 1.05 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2002 through June 29, 2002                       0.95 to 1.00                 1.05 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2002 through September 29, 2002                   0.95 to 1.00                 1.05 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2002 through December 30, 2002               0.95 to 1.00                 1.10 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2002 through March 30, 2003                   0.95 to 1.00                 1.10 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         March 31, 2003 through June 29, 2003                       1.00 to 1.00                 1.15 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         June 30, 2003 through September 29, 2003                   1.00 to 1.00                 1.20 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         September 30, 2003 through December 30, 2003               1.05 to 1.00                 1.20 to 1.00
       ----------------------------------------------------------------------------------------------------------------
         December 31, 2003 and thereafter                           1.05 to 1.00                 1.20 to 1.00
       ----------------------------------------------------------------------------------------------------------------

       Section 2. REPRESENTATIONS AND WARRANTIES.

       The Borrower represents and warrants as follows:

       2.1. AUTHORIZATION AND VALIDITY OF AMENDMENT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

       2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date, as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

       2.3. NO EVENT OF DEFAULT. No Default or Event of Default exists or hereafter will begin to exist.

       2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

       2.5. NO CLAIMS. The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document.

       Section 3. RATIFICATIONS.

       Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

       Section 4. BINDING EFFECT.

       This Amendment shall become effective on the date set forth in the opening paragraph of this Amendment (the "Amendment Effective Date"), subject to the satisfaction of the following conditions on or before such date:

              (a) the Borrower, the Administrative Agent and the Required Lenders shall have executed this Amendment;

              (b) the Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders that shall have executed this Amendment by 5:00 P.M. (Eastern Daylight Time) on September 28, 2001, an amendment fee in an amount equal to (i) 40 basis points times (ii) the aggregate amount of the Commitments of all of the Lenders executing this Amendment by such time;

              (c) the Borrower shall have paid to the Administrative Agent the agent fees set forth in the letter dated as of September 13, 2001 from the Administrative Agent to the Borrower;

              (d) the Borrower shall have paid all reasonable legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection therewith; and

              (e) the Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent and the Lenders.

       Section 5. MISCELLANEOUS.

       5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

       5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

       5.3. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

       5.4. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws provisions.

       5.5. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

       5.6. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement. Except as set forth herein, the Credit Agreement shall remain in full force and effect and be unaffected hereby.

       5.7. WAIVER OF CLAIMS. The Borrower, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

       5.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


                      [Remainder of page intentionally left

       5.9. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

  ALLEN TELECOM INC.                    KEYBANK NATIONAL ASSOCIATION,
                                          individually as the Swing Line Lender,
  By:_______________________________      a Lender, a Letter of Credit Issuer,
                                          and as the Syndication Agent and
  Name:_____________________________      the Administrative Agent

  Title:____________________________

                                        By:_________________________________
                                           Lawrence A. Mack, Senior Vice
                                           President

  BANK ONE, MICHIGAN                    FIRSTAR BANK, NATIONAL ASSOCIATION
    (formerly  NBD Bank),               (formerly Star Bank,
      individually as a Lender and      National Association)
      as Documentation Agent
                                        By:_________________________________
  By:_______________________________
                                        Name:_______________________________
  Name:_____________________________
                                        Title:______________________________
  Title:____________________________


  FIFTH THIRD BANK, NORTHEASTERN OHIO   LaSALLE BANK NATIONAL ASSOCIATION
                                        (formerly LaSalle National Bank)
  By:_______________________________

  Name:_____________________________    By:_________________________________

  Title:____________________________    Name:_______________________________

                                        Title:______________________________

  DRESDNER BANK AG,
  New York and Grand Cayman Branches

  By:_______________________________

  Name:_____________________________

  Title:____________________________

  and:______________________________

  Name:_____________________________

  Title:____________________________

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                               ALLEN TELECOM INC.
                                 as the Borrower


                            THE LENDERS NAMED HEREIN
                                 as the Lenders


                               BANK ONE, MICHIGAN
                           as the Documentation Agent

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                           as the Administrative Agent

                              ---------------------

                                 AMENDMENT NO. 5
                                   dated as of
                               September 28, 2001
                                       to
                              the CREDIT AGREEMENT
                                   dated as of
                                December 31, 1998

                              ---------------------

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